Exhibit 99.1

CENTRAL EUROPEAN MEDIA ENTERPRISES ANNOUNCES DEBT REPRICING, IMMEDIATELY REDUCES AVERAGE BORROWING COST ON ALL OUTSTANDING DEBT BY 150 BASIS POINTS
HAMILTON, BERMUDA, March 6, 2017 - Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange: CETV) today announced that it completed a transaction with Time Warner Inc. (“Time Warner”) to reduce, with effect as of March 1, 2017, the fees payable to Time Warner as credit guarantor of the Company's currently outstanding senior term credit facilities.
Highlights of the transaction:

•	CME's weighted average borrowing cost immediately decreases 150 basis points to 7.25%.

◦	Immediately reduces the cost of borrowing on the €251 million term loan due 2018 and the €235 million term loan due 2019 each by 125 basis points.

◦	Immediately reduces the cost of borrowing on the €469 million term loan due 2021 by 175 basis points.

•
All-in rate now applicable to all currently outstanding senior term credit facilities can fall as low as 5.0%, depending on the net leverage ratio of CME, automatically improving in the future with specified decreases in the net leverage ratio.

•	Cost of borrowing will decrease another 50 basis points if the total of outstanding senior term credit facilities is reduced below €815 million by September 30, 2018, subject to certain adjustments.

•
Expected to result in at least US$ 30 million of savings from debt service obligations by the end of next year, accelerating the Company's deleveraging strategy, which already included plans to substantially repay its nearest debt maturity in 2018.

•	Completed with no changes to the Company's existing debt prepayment rights and no changes to CME's existing revolving credit facility.
In a joint statement, Michael Del Nin and Christoph Mainusch, co-Chief Executive Officers, commented: “In the span of one year, we have reduced our average cost of borrowing by a remarkable 450 basis points. This transaction, which was made possible by the continued improvement in our financial and operational results, demonstrates our continued commitment to long-term equity value creation and the ongoing support of our largest shareholder. The new grid pricing, now applicable to all of our term debt, results in an immediate and significant reduction to our cost of borrowing, reduces our potential future financing costs, and maintains the current flexibility of our debt structure. These savings better position us to deliver on our plans to reduce leverage and improve the Company's financial position.”
# # # # #
CME is a media and entertainment company operating leading businesses in six Central and Eastern European markets with an aggregate population of approximately 50 million people. CME broadcasts 36 television channels in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady, and Ring.bg), Croatia (Nova TV, Doma, Nova World and MiniTV), the Czech Republic (Nova, Nova 2, Nova Cinema, Nova Action, Nova Gold, Nova Sport 1, Nova Sport 2 and Nova International), Romania (PRO TV, PRO TV International, Acasa, Acasa Gold, PRO Cinema, Sport.ro, MTV Romania, PRO TV Chisinau and Acasa in Moldova), the Slovak Republic (TV Markíza, Markíza International, Doma and Dajto), and Slovenia (POP TV, Kanal A, Brio, Oto and Kino). CME is traded on the NASDAQ Global Select Market and the Prague Stock Exchange under the ticker symbol “CETV”.

Forward-Looking Statements
This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated. Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.
For additional information, please visit www.cme.net or contact:
Mark Kobal
Head of Investor Relations
Central European Media Enterprises
+420 242 465 576
mark.kobal@cme.net